SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                    --------------------------


                            FORM 8-K

                         CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF

               THE SECURITIES EXCHANGE ACT OF 1934


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Date of Report (Date of Earliest Event Reported): March 12, 1998


                     ETS INTERNATIONAL, INC.
     (Exact name of Registrant as specified in its charter)


          Virginia        00019678       54-1414643
          (State or other (Commission    (IRS Employer
          jurisdiction of File Number)   Identification No.)
          incorporation)


          1401 Municipal Road, NW
          Roanoke, Virginia                         24012
          (Address of principal executive offices)(Zip Code)


Registrant's telephone number, including area code: (540) 265-0004


                         Not Applicable
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  (Former name or former address, if changed since last report)
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     Item 5.             Other Events
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     ETS International, Inc. announced that on March 12, 1998, ETS, Inc.
(ETS), a wholly owned subsidiary of ETS International, Inc. (Company), sold substantially all of its assets to ETS Acquisition, Inc., a newly formed firm based in Roanoke, Virginia, and that the Company sold its Limestone Emission Control (LEC) technology and related assets (including patents and licenses) to Christel Clear Technologies, Inc. (CCTI), a newly formed firm based in Roanoke, Virginia. The total purchase price was $1,896,124.27 for all of the aforementioned. The purchase price was paid in cash, cash equivalents, assumption of certain liabilities of ETS, delivery of a 30-day note bearing
8 1/2% interest and delivery of a 10-year note bearing 8 1/2% interest and the Company will receive 50% of all royalties received by CCTI in connection with the license of the LEC technology. While there is no indication that the LEC will be re-sold by CCTI, the agreement further provides that the Company will receive 50% of the net sales price from a re-sale of the LEC technology on or before March 12, 1999, and 25% of the net sales price from a re-sale after March 12, 1999 but on or before March 12, 2000.

     In addition, the Company entered into a Management Agreement with Air Technologies, Inc. (ATI), a newly formed firm based in Roanoke, Virginia, to provide management services in connection with its contract with China Steel Corporation. ATI and CCTI agreed to accept responsibility for any potential liabilities associated with the contract and to provide its best effort to have the contract transferred from the Company to ATI. ETS Acquisition, Inc., Christel Clear Technologies, Inc. and Air Technologies, Inc. are owned by John D. McKenna, Arthur B. Nunn, III and John C. Mycock, three former executive officers of the Company or ETS and former members of the Company's Board of Directors. James B. Quarles, Chairman and President of ETS International, Inc., stated, "This divestiture is part of the Company's plan to grow and strengthen the Company's infrastructure business." The Company is planning to seek shareholder approval to change its name to InfraCorps Incorporated this spring and will relocate its headquarters to Richmond, Virginia, where its largest operating subsidiary (ETS Water and Waste Management, Inc., d.b.a. Stamie E. Lyttle Co.) is based.

     The Company also announced that its stock is now trading on the NASDAQ Bulletin Board under the symbol ETSI.

     ETS International, Inc. is a technology based company providing construction products and services. The Company specializes in the trenchless rehabilitation of water and sewer lines as part of its infrastructure design and construction capability.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ETS INTERNATIONAL, INC.



                              By   s/James B. Quarles
                                   -----------------------------------
                                   James B. Quarles
                                   President and Chief Executive
                                   Officer

Date: March 17, 1998
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